Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-173754) of Cornerstone OnDemand, Inc. of our report dated March 6, 2012 relating to the financial statements which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Los Angeles, California

March 6, 2012